As filed with the Securities and Exchange Commission on November 7, 1997

                                  Registration No. 33-


                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                             Form S-8
                      REGISTRATION STATEMENT
                 Under the Securities Act of 1933



                  GAYLORD CONTAINER CORPORATION
      (Exact name of registrant as specified in its charter)

                             Delaware                          36-3472452
                 (State or other jurisdiction of            (I.R.S. Empoyer
                  incorporation or organization)         Identification Number)

                  500 Lake Cook Road, Suite 400                   60015
                       Deerfield, Illinois                     (Zip Code)
             (Address of Principal Executive Offices)


                 GAYLORD CONTAINER CORPORATION
              1997 LONG-TERM EQUITY INCENTIVE PLAN
                     (Full title of the plan)


                         Daniel P. Casey
                  500 Lake Cook Road, Suite 400
                    Deerfield, Illinois  60015
             (Name and address of agent for service)

                          (847) 405-5500
  (Telephone number, including area code, of agent for service)

                             Copy to:
                     William S. Kirsch, Esq.
                         Kirkland & Ellis
                     200 East Randolph Drive
                      Chicago, Illinois 60601
                          (312) 861-2000

                 CALCULATION OF REGISTRATION FEE

 _______________________________________________________________________________________________________
|                   |                |                              |  Proposed maximum  |    Amount    |
|Title of securities|   Amount to be |       Proposed maximum       | aggregate offering | registration |
| to be registered  |    registered  |  offering price per share (1)|     price (1)      |    fee (1)   |
|_______________________________________________________________________________________________________|
|  Class A Common   |                |                              |                    |              |
| Stock, par value  |                |                              |                    |              |
| $.0001 per share  |2,000,000 shares|           $6.8125            |     $13,625,000    |     $4,129   |
|_______________________________________________________________________________________________________|


(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the aggregate offering price and the amount of the registration fee based upon the average of the high and low prices reported for the shares on the American Stock Exchange on November 5, 1997.

                               PART I

       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

     The documents containing information specified in Part I (plan information and registrant information) will be sent or given to each director, officer and key employee of Gaylord Container Corporation (the "Company" or the "Registrant") selected to participate in the Gaylord Container Corporation 1997 Long-Term Equity Incentive Plan (the "Plan") as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.   Registrant Information and Employee Plan Annual Information.

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Plan are available without charge by contacting:

                    Gaylord Container Corporation
                    Secretary
                    500 Lake Cook Road, Suite 400
                    Deerfield, Illinois  60015
                    Telephone Number:  (847) 405-5500


                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

     The following documents filed by the Registrant with the Commission are incorporated in and made a part of this Registration Statement by reference, as of their respective dates:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996;

     (b) The Company's Quarterly Report on Form 10-Q for the quarterly periods ended December 31, 1996, March 31, 1997 and June 30, 1997.

     (c) The Company's Current Report on Form 8-K dated June 6, 1997 and filed June 19, 1997.

     (d) The description of the Registrant's common stock under the caption "DESCRIPTION OF CAPITAL STOCK - Common Stock" contained in Registrant's Registration Statement on Form S-1 (File No. 33-17898), that was filed with the Commission on October 13, 1987 pursuant to the Securities Act, including any amendments or reports filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Company is  incorporated under the laws of the State of Delaware.
Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     Article IX of the Certificate of Incorporation, as amended and restated, of the Company provides that no director of the corporation shall be liable to the corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the corporation or its stockholders to the fullest extent permitted by the Delaware General Corporation Law.

     Article IX of the Certificate of Incorporation, as amended and restated, further provides that the Company shall indemnify and hold harmless, to the fullest extent authorized by the Delaware General Corporation Law, each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided below with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification is a contract right and includes the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (advancement of expenses); provided, however, that, if and to the extent that the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal than such indemnitee is not entitled to be indemnified for such expenses.

     Article IX of the Certificate of Incorporation, as amended and restated, further provides that any person serving as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, at least 50% of whose equity interests are owned by the corporation, shall be conclusively presumed to be serving in such capacity at the request of the Company and, hence, subject to indemnification by the Company.

     Article IX of the Certificate of Incorporation, as amended and restated, further provides that persons who after the date of the adoption of Article IX become or remain directors or officers of the corporation or who, while a director or officer of the corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advancement of expenses and other rights contained in Article IX in entering into or continuing such service. The rights to indemnification and to the advancement of expenses conferred in
Article IX shall apply to claims made against a indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption
hereof.   The rights to indemnification and to the advancement of expenses conferred in Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under the Amended and Restated Certificate of Incorporation or under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     Article IX of the Certificate of Incorporation, as amended and restated, further provides that the corporation may maintain insurance, at its own expense, to protect itself, any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expenses, liability or loss under the Delaware General Corporation Law.

     All of the directors and officers of the Company are covered by insurance policies maintained and held in effect by such corporation against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The Exhibits to this Registration Statement are listed in the Exhibit Index of this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this item do not apply if the Registration Statement is on Form S-3 or Form S-8 , and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a directors, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on November 6, 1997.

                                   GAYLORD CONTAINER CORPORATION

                                   By:   /s/  Marvin A. Pomerantz
                                        ------------------------------------
                                        Marvin A. Pomerantz
                                        Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated


         Signature                     Capacity                     Date
---------------------------   ----------------------------    ----------------

/s/  Marvin A. Pomerantz      Chairman, Chief Executive       November 6, 1997
---------------------------   Officer and Director
     Marvin A. Pomerantz      (Prinicpal Executive Officer



/s/  Daniel P. Casey          Executive Vice President        November 6, 1997
---------------------------   (Principal Financial Officer
     Daniel P. Casey


/s/  Jeffrey B. Park          Vice-President Corporate        November 6, 1997
---------------------------   Controller (Principal
     Jeffrey B. Park          Accounting Officer)


           *
---------------------------
     Mary Sue Coleman         Director                        November 6, 1997


           *
---------------------------
     Harve A. Ferrill         Director                        November 6, 1997


           *
---------------------------
     John E. Goodenow         Director                        November 6, 1997


           *
---------------------------
     David B. Hawkins         Director                        November 6, 1997


           *
---------------------------
     John Hawkinson           Director                        November 6, 1997


           *
---------------------------
     Warren J. Hayford        Director                        November 6, 1997


           *
---------------------------
     Charles S. Johnson       Director                        November 6, 1997


           *
---------------------------
     Richard S. Levitt        Director                        November 6, 1997


           *
---------------------------
     Ralph L. MacDonald Jr.   Director                        November 6, 1997

           *
---------------------------
     Thomas H. Stoner         Director                        November 6, 1997





* The undersigned, by signing his name hereto, does sign and execute this Registration Statement on Form S-8 on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors and filed with the Securities and Exchange Commission.


/s/ Daniel P. Casey
---------------------------
    Daniel P. Casey
    Attorney-in-fact

                          EXHIBIT INDEX



Exhibit                                                            Sequentially
Number                     Description of Document                 Numbered Page
-------  --------------------------------------------------------  -------------

  4.1 Amended and Restated Certificate of Incorporation of the Company, as of July 27, 1995, incorporated by reference to Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q (No. 1-9915) for the quarter ended June 30, 1995 filed under the Securities Exchange Act of 1934, as amended (the June 30, 1995 Form 10-Q)

  4.2 Amended and Restated Bylaws of the Company, as amended, incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K filed on July 5, 1995 under the Securities Act of 1934, as amended (the July 5, 1995 Form 8-K)

  4.3 Specimen Certificate for the Class A Common Stock, par value $.0001 per share, of the Company, incorporated by reference to Exhibit 4.5 of the Company's Current Report on Form 8-K filed on
         October 30, 1992 under the Securities Exchange Act of 1934, as amended (October 30, 1992 Form 8-K)

  4.4    Gaylord Container Corporation 1997 Long-Term Equity
         Incentive Plan, incorporated by reference to Exhibit
         A to the Definitive Proxy Statement filed December
         24, 1996

  5.1  Opinion of Kirkland & Ellis

 23.1  Consent of Deloitte & Touche LLP

 23.2  Consent of Kirkland & Ellis (included in Exhibit 5.1)

 24.1  Power of Attorney

                                                                  Exhibit 5.1
                                                                  -----------
                 [Kirkland & Ellis Letterhead]

     To Call Writer Direct:
     312 861-2000



                         November 7, 1997

Gaylord Container Corporation
500 Lake Cook Road, Suite 400
Deerfield, Illinois  60015

          Re:  Gaylord Container Corporation
               Registration Statement on Form S-8
               ----------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to Gaylord Container Corporation (the "Company") in connection with the proposed registration by the Company of up to 2,000,000 shares of the Company's Class A Common Stock, par value $.0001 per share (the "Class A Common Stock"), which are issuable upon exercise of stock options granted under the Gaylord Container Corporation 1997 Long-Term Equity Incentive Plan (the "Incentive Plan"), pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement").

          The opinions contained in this letter (herein called "our opinions") are based exclusively upon the General Corporation Law of the State of Delaware, as now constituted. We express no opinion as to the applicability of, compliance with, or effect of any other law or governmental requirement with respect to the Company. For purposes of our opinions we have assumed without independent investigation that factual information supplied to us for purposes of our opinions is complete and accurate.

          Based upon and subject to the foregoing, we hereby advise you that in our opinion:

          1. The Company is a corporation existing and in good standing under the laws of the State of Delaware.

          2. Each share of Class A Common Stock registered under the Registration Statement and issuable under the Incentive Plan when issued as authorized by the Company upon payment of the consideration to be paid therefor (in an amount at least equal to the par value of the related shares), will be validly issued, fully paid and non-assessable:

          For purposes of this letter we have relied without any independent verification upon (i) information contained in one or more certificates provided by the Delaware Secretary of State and (ii) factual information supplied to us by the Company. We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. For purposes of each opinion in paragraph 1, we have relied exclusively upon a certificate issued by the Delaware Secretary of State, and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by that certificate.

          We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement.
In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

          We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of each share of Class A Common Stock registered under the Registration Statement.

          This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.
We assume no obligation to revise or supplement this opinion should the present laws of the State of Delaware be changed by legislative action, judicial decision or otherwise.

                              Sincerely,

                              /s/ Kirkland & Ellis
                              --------------------
                              Kirkland & Ellis

                                                                  Exhibit 23.1
                                                                  ------------


                  INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in this Registration Statement of Gaylord Container Corporation on Form S-8 of our report dated November 4, 1996, included in the Annual Report on Form 10-K of Gaylord Container Corporation for the year ended September 30, 1996.


/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP



Chicago, Illinois
November 6, 1997

                                                                  Exhibit 24.1
                                                                  ------------


                        Power of Attorney


Each of the undersigned, being a director or officer, or both, of GAYLORD CONTAINER CORPORATION, a Delaware corporation (the "Corporation"), does hereby constitute and appoint each of Marvin A. Pomerantz and Daniel
P. Casey as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 for the Corporation's 1997 Long-Term Equity Incentive Plan and to file same, together with all exhibits thereto and other attachments and documents in connection therewith, with the Securities and Exchange Commission, the American Stock Exchange and any other regulatory authority, and to sign, file or deliver such further documents and to take such further actions in connection therewith as each of the undersigned might or could do in person and as each such attorney and agent deems necessary or desirable; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substiute of any of them, shall do or cause to be done by virtue hereof.


Signature                               Title
-------------------------------         --------------------------------------

/s/ Marvin A. Pomerantz
_______________________________         Chairman, Chief Executive Officer
    Marvin A. Pomerantz                 and Director

/s/ Daniel P. Casey
_______________________________         Executive Vice President
    Daniel P. Casey                     (Principal Financial Officer)

/s/ Jeffrey B. Park
_______________________________         Vice President-Corporate Controller
    Jeffrey B. Park                     (Principal Accounting Officer)

/s/ Mary Sue Coleman
_______________________________         Director
    Mary Sue Coleman

/s/ Harve A. Ferrill
_______________________________         Director
    Harve A. Ferrill

/s/ John E. Goodenow
_______________________________         Director
    John E. Goodenow

/s/ David B. Hawkins
_______________________________         Director
    David B. Hawkins

/s/ John Hawkinson
_______________________________         Director
    John Hawkinson

/s/ Warren J. Hayford
_______________________________         Director
    Warren J. Hayford

/s/ Charles S. Johnson
_______________________________         Director
    Charles S. Johnson

/s/ Richard S. Levitt
_______________________________         Director
    Richard S. Levitt

/s/ Ralph L, MacDonald, Jr.
_______________________________         Director
    Ralph L. MacDonald, Jr.

/s/ Thomas H. Stoner
_______________________________         Director
    Thomas H. Stoner